EXHIBIT 4

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 12/5/25, the date of the event which required filing of this Schedule 13D/A.  Unless otherwise indicated below, all trades were effected in the open market.

Trade Date	Buy/Sell	Shares	Price
10/28/2025	Sell	21,797	14.57
10/29/2025	Sell	11,621	14.47
10/30/2025	Sell	18,816	14.28
10/31/2025	Sell	50,038	14.18
11/3/2025	Sell	108,100	14.08
11/4/2025	Sell	37,238	13.95
11/5/2025	Sell	42,099	14.00
11/6/2025	Sell	32,909	14.09
11/7/2025	Sell	46,491	14.01
11/10/2025	Sell	2,100	14.13
11/11/2025	Sell	2,902	14.23
11/12/2025	Sell	31,509	14.24
11/18/2025	Sell	13,775	13.98
11/20/2025	Sell	12,836	13.87
11/26/2025	Sell	15,971	14.13
11/28/2025	Sell	16,338	14.34
11/28/2025	Sell	13,321**	0
12/1/2025	Sell	19,919	14.35
12/2/2025	Sell	12,441	14.06
12/3/2025	Sell	10,294	13.95
12/4/2025	Sell	10,999	13.95
12/5/2025	Sell	14,969	13.93

**Pro-rata distribution in-kind for no consideration.